UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

VEREIT, INC.

(Rams MD Subsidiary I, Inc., as successor by merger to VEREIT, Inc.)

VEREIT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland Delaware	001-35263 333-197780	45-2482685 45-1255683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix, AZ	85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.	VEREIT Operating Partnership, L.P.

Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VEREIT, Inc. ☐	VEREIT Operating Partnership, L.P. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated April 29, 2021 (as amended, the “Merger Agreement”), by and among VEREIT, Inc. (“VEREIT”), VEREIT Operating Partnership, L.P. (“VEREIT OP”), Realty Income Corporation (“Realty Income”), Rams MD Subsidiary I, Inc. (“Merger Sub 1”) and Rams Acquisition Sub II, LLC (“Merger Sub 2”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub 2 has merged with and into VEREIT OP, with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of Realty Income (together, the “Mergers” and the effective time of the Mergers, the “Effective Time”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 1, 2021, the Mergers were consummated. Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding share of VEREIT common stock, par value $0.01 per share (“VEREIT Common Stock”), and (ii) each outstanding common partnership unit of VEREIT OP (other than those held by VEREIT, Realty Income or any of their respective affiliates) (the “VEREIT OP Common Units”) was converted into 0.705 shares of Realty Income common stock, par value $0.01 per share (the “Realty Income Common Stock”). Cash will be paid in lieu of fractional shares of Realty Income Common Stock.

In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, each outstanding VEREIT equity-based award was treated as follows: (i) each VEREIT stock option that was outstanding and unexercised as of immediately prior to the Effective Time was converted into a Realty Income stock option to purchase a number of shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT Common Stock subject to such VEREIT stock option by the Exchange Ratio, at an exercise price per share of Realty Income Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of VEREIT Common Stock of such VEREIT stock option by the Exchange Ratio; (ii) each award of VEREIT restricted stock units that was outstanding as of immediately prior to the Effective Time was converted into a Realty Income restricted stock unit award with respect to a number of whole shares of Realty Income Common Stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A) (1) for time-based restricted stock units, the number of shares of VEREIT Common Stock subject to such restricted stock unit award as of immediately prior to the Effective Time or (2) for performance-based restricted stock units, the number of shares of VEREIT Common Stock subject to such performance-based restricted stock unit award determined based on actual level of achievement of the applicable performance goals as of immediately prior to the Effective Time (in accordance with the applicable award agreement and the terms of the Merger Agreement) by (B) the Exchange Ratio, and was credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT restricted stock units as of immediately prior to the Effective Time; and (iii) each VEREIT deferred stock unit award that was outstanding as of immediately prior to the Effective Time was generally converted into the right to receive the number of shares of Realty Income Common Stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares underlying such award. Each converted award continues to be subject to the same vesting and other terms and conditions as applied to the corresponding VEREIT award as of immediately prior to the Effective Time, except that Realty Income restricted stock units resulting from the conversion of performance-based VEREIT restricted stock units are subject to the time-vesting conditions applicable to the performance-based VEREIT restricted stock units, but are no longer subject to performance-vesting conditions.

As a result of the Mergers, former VEREIT common stockholders and former VEREIT OP common unitholders, together, received approximately 161.6 million shares of Realty Income Common Stock for their shares of VEREIT Common Stock or VEREIT OP Common Units. In addition, Realty Income reserved for issuance approximately 1.7 million additional shares of Realty Income Common Stock in connection with the conversion of VEREIT’s outstanding equity awards into awards with respect to Realty Income Common Stock.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement (including the amendment thereto), copies of which are attached as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 1, 2021, in connection with the completion of the Mergers, VEREIT notified the New York Stock Exchange (the “NYSE”) that each share of VEREIT Common Stock issued and outstanding immediately prior to the Effective Time has been cancelled and converted into the right to receive 0.705 shares of Realty Income Common Stock (the “Common Stock Consideration”). As a result, all shares of VEREIT Common Stock were removed from trading on the NYSE on November 1, 2021 before the market opened. The NYSE has filed a notification of removal from listing on Form 25 with the SEC with respect to the VEREIT Common Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the termination of the registration of VEREIT Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). VEREIT intends to file a certificate on Form 15 requesting the deregistration of VEREIT Common Stock under Section 12(g) of the Exchange Act, which will suspend VEREIT’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the VEREIT Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the holders of VEREIT Common Stock immediately before the Mergers ceased to have any rights as stockholders of VEREIT (other than their right to receive the Common Stock Consideration) and will instead have the rights of common stockholders of Realty Income.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as contemplated under the Merger Agreement, (i) Merger Sub 2 merged with and into VEREIT OP, with VEREIT OP continuing as the surviving entity and a wholly owned subsidiary of Realty Income, and (ii) VEREIT merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation and a wholly owned subsidiary of Realty Income.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, VEREIT ceased to exist and Merger Sub 1 continued as the surviving corporation. All members of the board of directors of VEREIT ceased to be directors of VEREIT at the Effective Time of the Merger by operation of the Merger and were replaced by the directors of Merger Sub 1.

In addition, at the Effective Time, by operation of the Merger, each executive and officer of VEREIT subject to Section 16 of the Exchange Act listed below ceased to hold the positions in VEREIT indicated below:

• Glenn J. Rufrano	Chief Executive Officer
• Michael J. Bartolotta	Executive Vice President and Chief Financial Officer
• Lauren Goldberg	Executive Vice President, General Counsel and Secretary
• Thomas W. Roberts	Executive Vice President and Chief Investment Officer
• Paul H. McDowell	Executive Vice President and Chief Operating Officer
• Gavin B. Brandon	Senior Vice President and Chief Accounting Officer

Following the Effective Time, the officers of Merger Sub 1, Sumit Roy, Christie Kelly and Michelle Bushore, became the officers of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of VEREIT ceased to be in effect and the articles of incorporation and bylaws of Merger Sub 1 became the articles of incorporation and bylaws of the surviving corporation, in accordance with the terms of the Merger Agreement. Copies of the articles of incorporation and bylaws of the surviving corporation are furnished as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2021, VEREIT and Realty Income issued a joint press release announcing that the Mergers were consummated. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated April 29, 2021, by and among VEREIT, Inc., VEREIT Operating Partnership, L.P., Realty Income Corporation, Rams MD Subsidiary I, Inc., and Rams Acquisition Sub II, LLC (incorporated by reference herein to Exhibit 2.1 to VEREIT’s Current Report on Form 8-K previously filed on April 30, 2021).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated June 25, 2021, by and among VEREIT, Inc., VEREIT Operating Partnership, L.P., Realty Income Corporation, Rams MD Subsidiary I, Inc., and Rams Acquisition Sub II, LLC (incorporated by reference herein to Exhibit 2.1 to VEREIT’s Current Report on Form 8-K previously filed on June 25, 2021).
3.1	Articles of Incorporation of Rams MD Subsidiary I, Inc.
3.2	Bylaws of Rams MD Subsidiary I, Inc.
99.1	Joint Press Release, dated November 1, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAMS MD SUBSIDIARY I, INC., as successor by merger to vereit, iNC.

Date: November 1, 2021	By:	/s/ Michelle Bushore
		Name:	Michelle Bushore
		Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary

5